Exhibit 10.14

Agreement on Waiver of Stock Acquisition Rights

HeartCore Financial, Inc. (hereinafter referred to as the “Rights Holder”) and GATES GROUP Inc. (hereinafter referred to as the “Issuing Company”) hereby enter into this agreement (hereinafter referred to as the “Agreement”) regarding the stock acquisition rights of the Issuing Company (hereinafter referred to as the “Stock Acquisition Rights”) held by the Rights Holder, as set forth below.

Name of the stock acquisition rights to be waived	Number of stock acquisition rights to be waived
Second Stock Acquisition Rights	337,800

Article 1 (Waiver of Stock Acquisition Rights)

The Rights Holder shall waive all of the Stock Acquisition Rights it holds as of today and agrees that the declaration of such waiver is irrevocable.

Article 2 (Costs Related to the Waiver)

The Rights Holder and the Issuing Company agree that any and all costs arising from or related to the Rights Holder’s waiver of the Stock Acquisition Rights (including registration costs) shall be borne entirely by the Issuing Company.

Article 3 (Governing Law and Agreed Jurisdiction)

The Agreement shall be governed by and interpreted in accordance with the laws of Japan. Furthermore, any disputes arising between the parties in connection with the Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

Article 4 (Consultation)

Any matters not stipulated in the Agreement or any ambiguities regarding its content shall be resolved through sincere consultation between the parties.

As evidence of the execution of the Agreement, two copies of this document shall be prepared, and after being signed and sealed, each party shall retain one original copy.

January 22, 2025

(Right Holder)	/s/ Sumitaka Yamamoto

19303 Chablis Ct, Saratoga, CA 95070

HeartCore Financial, Inc.

Director Sumitaka Yamamoto

(Issuing Company)	/s/ Yuji Sekino

8-17-1 Nishi-Shinjuku, Shinjuku-ku

34F Sumitomo Fudosan Shinjuku Grand Tower

GATES GROUP Inc.

Yuji Sekino, Representative Director